Exhibit 10.3

Promissory Note

(Inventory Financing)

August 17, 2009

Borrower:  Sielox, LLC

Lender:  Summit Financial Resources, L.P.

Amount:  $500,000.00

Maturity:  August 17, 2010

For value received, Borrower promises to pay to the order of Lender at 2455 E. Parleys Way, Suite 200, Salt Lake City, Utah 84109, the sum of five hundred thousand dollars ($500,000.00) or such other principal balance as may be outstanding hereunder in lawful money of the United States with interest thereon at a variable rate computed on the basis of a three hundred sixty (360) day year as follows: two percent (2%) per annum above the Prime Rate (hereinafter defined) from time to time in effect, adjusted as of the date of any change in the Prime Rate.

This Promissory Note shall be a revolving line of credit under which Borrower may repeatedly draw and repay funds, so long as no Event of Default has occurred under the Loan and Security Agreement dated August 17, 2009, between Lender and Borrower (the “Loan and Security Agreement”) and so long as the aggregate, outstanding principal balance at any time does not exceed the principal amount of this Promissory Note.  Disbursements under this Promissory Note shall be made in accordance with the Loan and Security Agreement.

Interest shall accrue from the date of disbursement of the principal amount or portion thereof until paid, both before and after judgment, in accordance with the terms set forth herein.  Interest shall not accrue on the principal balance of unused proceeds funding the Reserve (as defined in the Loan and Security Agreement) as provided in the Loan and Security Agreement.

Principal and interest shall be payable as follows:  Interest accrued is to be paid monthly commencing September 1, 2009, and on the same day of each month thereafter.  All principal and unpaid interest shall be paid in full on August 17, 2010.

All payments shall be applied first to accrued interest and the remainder, if any, to principal.

Unless Lender agrees otherwise in writing, Borrower shall execute the necessary documents and arrange for all payments hereunder to be paid by automatic transfer of funds from the account of Borrower with a designated financial institution acceptable to Lender.

“Prime Rate” means the Prime Rate as published in the Money Rates section of The Wall Street Journal.  This definition of Prime Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable interest rate used herein.  It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

This Promissory Note is made in accordance with the Loan and Security Agreement and is secured by the collateral identified therein.

Prepayment of this Promissory Note in whole or in part shall be subject to a prepayment fee as provided in the Loan and Security Agreement.

If any Event of Default (as defined in the Loan and Security Agreement) occurs, time being the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

Upon default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at a default rate from the date when due until paid, both before and after judgment, which default rate shall be twelve percent (12%) per annum above the Prime Rate, adjusted as of the date of any change in the Prime Rate.

If any Event of Default occurs, Borrower agrees to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah.

Borrower acknowledges that by execution and delivery of this Promissory Note Borrower has transacted business in the State of Utah and Borrower voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Promissory Note.  EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS PROMISSORY NOTE.  NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS PROMISSORY NOTE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

Borrower and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

[Signature On Following Page]

Borrower:

Sielox, LLC

By: /s/ James Pritchett

Name: James Pritchett

Title: Chairman

By: /s/ Melvyn Brunt

Name: Melvyn Brunt

Title: Secretary

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